Exhibit 99.1

Sovran Self Storage Reports Second Quarter Results; Adjusted FFO per Share Increases 14.8%, Acquired Nine Properties

BUFFALO, N.Y.--(BUSINESS WIRE)--July 29, 2015--Sovran Self Storage, Inc. (NYSE:SSS), a self storage real estate investment trust (REIT), reported operating results for the quarter ended June 30, 2015.

Second Quarter 2015 Highlights:

  Achieved adjusted funds from operations ("FFO") per fully diluted common share of $1.24, representing a 14.8% increase over the same period last year.
  Increased same store revenue by 5.8% and net operating income ("NOI") by 7.8% as compared to the second quarter of 2014.
  Grew same store average occupancy for the quarter by 130 basis points to 92.1% compared to the same period in 2014. Same store occupancy at June 30, 2015, was 92.7%.
  Acquired nine self storage facilities for approximately $75 million.
  Paid a quarterly dividend of $0.75 per share of common stock; subsequent to the end of the quarter, the Company increased the dividend by 13% to $0.85 per share.

Net income available to common shareholders for the second quarter of 2015 was $28.5 million or $0.80 per fully diluted common share. For the same period in 2014, net income available to common shareholders was $20.6 million or $0.62 per fully diluted common share.

Funds from operations (FFO) for the quarter were $1.22 per fully diluted common share compared to $1.00 for the same period last year. In the second quarter of 2015, the Company incurred acquisition costs of $0.8 million in connection with its property purchases. In the second quarter of 2014, the Company incurred $2.1 million of acquisition costs and a $0.5 million straight-line rent adjustment relating to the lease expense of four properties that were subsequently purchased on February 2, 2015. Absent these charges, adjusted FFO per share was $1.24 and $1.08 for the second quarter of 2015 and 2014, respectively.

Increased occupancy, rental rates, and controlled operating costs were the primary contributors to the Company’s strong FFO growth during the quarter.

OPERATIONS:

Total revenues increased 12.8% over last year’s second quarter while operating costs increased 9.9%, resulting in an NOI (4) increase of 14.2%. Overall occupancy averaged 91.4% for the period, and rental rates averaged $12.28 per sq. ft.

Revenues for the 399 stores wholly owned by the Company since January 1, 2014 increased 5.8% from those of the second quarter of 2014, the result of a 130 basis point increase in average occupancy, a 3.9% increase in rental rates and increases in tenant insurance commissions and other income.

Same store operating expenses increased 1.8% for the second quarter of 2015 compared to the prior year period, primarily the result of increased repair and maintenance costs, offset by decreases in utilities cost and marketing expense.

Consequently, same store net operating income increased 7.8% this period over the second quarter of 2014.

General and administrative expenses increased by approximately $0.8 million over the same period in 2014, primarily due to increases in personnel costs associated with operating 30 more stores during the quarter than at this time last year. Beginning with the first quarter of 2015, the company reclassified internet marketing costs from general and administrative expenses to property operations expense for all periods presented so as to be consistent with industry practices.

During the second quarter of 2015, the Company experienced same store revenue growth in 23 of the 24 states in which it operates. Overall, the stores with the strongest revenue impact include those in Texas, Florida, New York and Georgia.

PROPERTIES:

During the quarter, the Company acquired nine storage facilities at a cost of approximately $75 million. Two of the stores, one in Phoenix, AZ, and the other in Boston, MA, were purchased upon completion of construction. The other seven stores are established; five of which are in southern Florida, one in Dallas, TX, and the other in Jacksonville, FL.

At June 30, 2015, the Company was in contract to acquire an additional 13 stores for total consideration of $85 million. These pending acquisitions are subject to further due diligence and closing conditions; therefore no assurance can be given that these properties will be purchased according to the terms described.

CAPITAL TRANSACTIONS:

Illustrated below are key financial ratios at June 30, 2015:

  Debt to Enterprise Value (at $86.91/share) 21.3%
  Debt to Book Cost of Storage Facilities 35.4%
  Debt to EBITDA Ratio 4.0x
  Debt Service Coverage 5.9x

At June 30, 2015, the Company had approximately $6.6 million of cash on hand, and $204 million available on its line of credit.

During the quarter, the Company issued 199,700 shares pursuant to its “At The Market” (ATM) program at an average price of $91.53 per share. The net proceeds of $18 million were used to acquire the aforementioned properties. In April, the Company issued 44,869 shares at a price of $88.98 through its Dividend Reinvestment Plan.

COMMON STOCK DIVIDEND:

Subsequent to quarter-end, the Company’s Board of Directors approved a quarterly dividend of $0.85 per share or $3.40 annualized.

YEAR 2015 EARNINGS GUIDANCE:

Management is encouraged by its occupancy gains and its ability to attain significant rental rate growth in most markets. The following assumptions covering operations have been utilized in formulating guidance for the third quarter and full year 2015:

Same Store Projected Increases Over 2014
	3Q 2015	Full Year 2015
Revenue	5.5 – 6.5%	5.5 – 6.5%
Operating Costs (excluding property taxes)	3.0 – 4.0%	2.5 – 3.5%
Property Taxes	2.5 – 3.5%	5.0 – 6.0%
Total Operating Expenses	2.5 – 3.5%	3.0 – 4.0%
Net Operating Income	7.0 – 8.0%	6.5 – 7.5%

The Houston market comprises approximately 10.8% of the 2015 forecasted NOI of the Company’s 442 wholly owned stores, and is expected to perform at least as well as the overall portfolio. Forecasts for the 40 same store pool of properties in the Company’s Houston market include revenue growth of 6.0% – 6.5%, operating expense increases of 3.0% – 4.0% (inclusive of a 5% projected increase in property taxes), and NOI growth of between 7.0% and 8.0%.

The Company intends to spend up to $25-30 million on its expansion and enhancement program. It has also budgeted $19 million to provide for recurring capitalized expenditures including roofing, paving, and office renovations.

The Company has assumed $85 million of accretive acquisitions for the remainder of 2015 in addition to the $209 million of acquisitions completed through June 30, 2015. Per share adjusted FFO guidance is projected after adding back third party acquisition costs. Purchases of these additional properties are expected to be funded via proceeds from the Company’s ATM program and draws on its line of credit which carries an interest rate of LIBOR plus 1.30%.

Annual general and administrative expenses, excluding internet marketing costs, are expected to be approximately $39 million. The increase over the prior year is primarily due to the need for additional personnel required for recent acquisitions, income taxes on its taxable REIT subsidiaries, and the Company’s plans to continue expanding its Corporate Alliance and third party management programs.

At June 30, 2015, the Company had 35.8 million shares of common stock outstanding and 0.2 million Operating Partnership Units outstanding.

As a result of the above assumptions, management expects adjusted funds from operations for the full year 2015 to be approximately $4.83 to $4.89 per share, and between $1.29 and $1.31 per share for the third quarter of 2015.

FORWARD LOOKING STATEMENTS:

When used within this news release, the words “intends,” “believes,” “expects,” “anticipates,” and similar expressions are intended to identify “forward looking statements” within the meaning of that term in Section 27A of the Securities Act of 1933, and in Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from those expressed or implied by such forward looking statements. Such factors include, but are not limited to, the effect of competition from new self storage facilities, which could cause rents and occupancy rates to decline; the Company’s ability to evaluate, finance and integrate acquired businesses into the Company’s existing business and operations; the Company’s existing indebtedness may mature in an unfavorable credit environment, preventing refinancing or forcing refinancing of the indebtedness on terms that are not as favorable as the existing terms; interest rates may fluctuate, impacting costs associated with the Company’s outstanding floating rate debt; the Company’s ability to comply with debt covenants; the future ratings on the Company’s debt instruments; the regional concentration of the Company’s business may subject it to economic downturns in the states of Florida and Texas; the Company’s ability to effectively compete in the industries in which it does business; the Company’s reliance on its call center; the Company’s cash flow may be insufficient to meet required payments of principal, interest and dividends; and tax law changes which may change the taxability of future income.

CONFERENCE CALL:

Sovran Self Storage will hold its Second Quarter Earnings Release Conference Call at 9:00 a.m. Eastern Time on Thursday, July 30, 2015. To access the conference call, dial 877.407.8033 (domestic) or 201.689.8033 (international). Management will accept questions from registered financial analysts after prepared remarks; all others are encouraged to listen to the call via webcast by accessing “news and events” under the investor relations tab at www.unclebobs.com/company/.

The webcast will be archived for a period of 90 days; a telephone replay will also be available for 72 hours by calling 877.660.6853 and entering conference ID 13613645.

ABOUT SOVRAN SELF STORAGE, INC:

Sovran Self Storage, Inc. is a self-administered and self-managed equity REIT that is in the business of acquiring and managing self storage facilities. The Company operates over 500 self storage facilities in 25 states under the name “Uncle Bob’s Self Storage”®. For more information, visit www.unclebobs.com, like us on Facebook, or follow us on Twitter.

SOVRAN SELF STORAGE, INC.
BALANCE SHEET DATA
(unaudited)

	June 30,	December 31,
(dollars in thousands)	2015	2014
Assets
Investment in storage facilities:
Land	$456,008	$397,642
Building, equipment and construction in progress	1,940,430	1,780,341
	2,396,438	2,177,983
Less: accumulated depreciation	(437,466)	(411,701)
Investment in storage facilities, net	1,958,972	1,766,282
Cash and cash equivalents	6,617	8,543
Accounts receivable	6,165	5,758
Receivable from joint venture	811	583
Investment in joint venture	57,580	57,803
Prepaid expenses	5,740	6,533
Intangible asset - in-place customer leases (net of accumulated
amortization of $19,618 in 2015 and $17,662 in 2014)	1,322	2,204
Other assets	7,745	7,094
Total Assets	$2,044,952	$1,854,800

Liabilities
Line of credit	$96,000	$49,000
Term notes	750,000	750,000
Accounts payable and accrued liabilities	37,259	43,551
Deferred revenue	7,675	7,290
Fair value of interest rate swap agreements	14,892	13,341
Mortgages payable	2,061	2,127
Total Liabilities	907,887	865,309

Noncontrolling redeemable Operating Partnership Units at redemption value	15,742	13,622

Equity
Common stock	370	353
Additional paid-in capital	1,331,662	1,183,388
Accumulated deficit	(168,963)	(167,692)
Accumulated other comprehensive loss	(14,571)	(13,005)
Treasury stock at cost	(27,175)	(27,175)
Total Shareholders' Equity	1,121,323	975,869
Total Liabilities and Equity	$2,044,952	$1,854,800

CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
	April 1, 2015	April 1, 2014
	to	to
(dollars in thousands, except share data)	June 30, 2015	June 30, 2014

Revenues
Rental income	$83,487	$74,394
Other operating income	5,784	4,758
Management fee income	1,455	1,156
Acquisition fee income	-	136
Total operating revenues	90,726	80,444

Expenses
Property operations and maintenance (1)	19,486	17,993
Real estate taxes	9,145	8,055
General and administrative (1)	9,686	8,864
Acquisition related costs	788	1,938
Operating leases of storage facilities	-	1,997
Depreciation and amortization	13,611	11,668
Amortization of in-place customer leases	973	813
Total operating expenses	53,689	51,328

Income from operations	37,037	29,116

Other income (expense)
Interest expense (A)	(9,216)	(8,872)
Interest income	2	24
Equity in income of joint ventures	853	433

Net income	28,676	20,701
Net income attributable to noncontrolling interests	(144)	(125)
Net income attributable to common shareholders	$28,532	$20,576

Earnings per common share attributable to common shareholders - basic	$0.81	$0.63

Earnings per common share attributable to common shareholders - diluted	$0.80	$0.62

Common shares used in basic
earnings per share calculation	35,377,694	32,799,837

Common shares used in diluted
earnings per share calculation	35,603,020	32,979,708

Dividends declared per common share	$0.75	$0.68

(A) Interest expense for the three months ending June 30 consists of the following
Interest expense	$8,920	$8,660
Amortization of deferred financing fees	296	212
Total interest expense	$9,216	$8,872

	January 1, 2015	January 1, 2014
	to	to
(dollars in thousands, except share data)	June 30, 2015	June 30, 2014

Revenues
Rental income	$162,373	$144,347
Other operating income	10,941	9,165
Management fee income	2,820	2,254
Acquisition fee income	-	136
Total operating revenues	176,134	155,902

Expenses
Property operations and maintenance (1)	40,046	36,478
Real estate taxes	18,064	16,121
General and administrative (1)	19,092	17,400
Acquisition related costs	1,369	4,716
Operating leases of storage facilities	683	3,994
Depreciation and amortization	26,779	22,944
Amortization of in-place customer leases	1,987	1,479
Total operating expenses	108,020	103,132

Income from operations	68,114	52,770

Other income (expense)
Interest expense (A)	(18,377)	(16,216)
Interest income	4	31
Loss on sale of storage facility	(7)	-
Equity in income of joint ventures	1,499	892

Net income	51,233	37,477
Net income attributable to noncontrolling interests	(250)	(228)
Net income attributable to common shareholders	$50,983	$37,249

Earnings per common share attributable to common shareholders - basic	$1.46	$1.14

Earnings per common share attributable to common shareholders - diluted	$1.45	$1.14

Common shares used in basic
earnings per share calculation	34,853,731	32,591,917

Common shares used in diluted
earnings per share calculation	35,078,946	32,759,069

Dividends declared per common share	$1.50	$1.36

(A) Interest expense for the six months ending June 30 consists of the following
Interest expense	$17,785	$15,809
Amortization of deferred financing fees	592	407
Total interest expense	$18,377	$16,216
(1) For all periods presented internet marketing costs are included in property operations and maintenance expense. The internet marketing costs had previously been included in general and administrative expenses. For the three months ended June 30, 2015 and 2014, total internet marketing expense was $1,462 and $1,540, respectively. For the six months ended June 30, 2015 and 2014, total internet marketing expense was $3,005 and $2,960, respectively. Same store internet marketing expense for both periods is noted below.

COMPUTATION OF FUNDS FROM OPERATIONS (FFO) (2) - (unaudited)

	April 1, 2015	April 1, 2014
	to	to
(dollars in thousands, except share data)	June 30, 2015	June 30, 2014

Net income attributable to common shareholders	$28,532	$20,576
Net income attributable to noncontrolling interests	144	125
Depreciation of real estate and amortization of intangible
assets exclusive of deferred financing fees	14,308	12,255
Depreciation and amortization from unconsolidated joint ventures	617	360
Loss on sale of real estate	-	-
Funds from operations allocable to noncontrolling
interest in Operating Partnership	(220)	(202)
Funds from operations available to common shareholders	43,381	33,114
FFO per share - diluted	$1.22	$1.00

Adjustments to FFO
Acquisition costs expensed	788	1,938
Company's share of acquisition costs expensed by Sovran HHF Storage Holdings	-	185
Acquisition fee income from Sovran HHF Storage Holdings	-	(136)
Operating leases straight line rent adjustment	-	497
Funds from operations resulting from non-recurring items allocable to noncontrolling
interest in Operating Partnership	(4)	(15)
Adjusted funds from operations available to common shareholders	44,165	35,583
Adjusted FFO per share - diluted	$1.24	$1.08

Common shares - diluted	35,603,020	32,979,708

	January 1, 2015	January 1, 2014
	to	to
(dollars in thousands, except share data)	June 30, 2015	June 30, 2014

Net income attributable to common shareholders	$50,983	$37,249
Net income attributable to noncontrolling interests	250	228
Depreciation of real estate and amortization of intangible
assets exclusive of deferred financing fees	28,219	23,970
Depreciation and amortization from unconsolidated joint ventures	1,235	736
Loss on sale of real estate	7	-
Funds from operations allocable to noncontrolling
interest in Operating Partnership	(394)	(378)
Funds from operations available to common shareholders	80,300	61,805
FFO per share - diluted	$2.29	$1.89

Adjustments to FFO
Acquisition costs expensed	1,369	4,716
Company's share of acquisition costs expensed by Sovran HHF Storage Holdings	-	185
Acquisition fee income from Sovran HHF Storage Holdings	-	(136)
Operating leases straight line rent adjustment	146	994
Funds from operations resulting from non-recurring items allocable to noncontrolling
interest in Operating Partnership	(7)	(35)
Adjusted funds from operations available to common shareholders	81,808	67,529
Adjusted FFO per share - diluted	$2.33	$2.06

Common shares - diluted	35,078,946	32,759,069
(2) We believe that Funds from Operations (“FFO”) provides relevant and meaningful information about our operating performance that is necessary, along with net earnings and cash flows, for an understanding of our operating results. FFO adds back historical cost depreciation, which assumes the value of real estate assets diminishes predictably in the future. In fact, real estate asset values increase or decrease with market conditions. Consequently, we believe FFO is a useful supplemental measure in evaluating our operating performance by disregarding (or adding back) historical cost depreciation.

Funds from operations is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) as net income available to common shareholders computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses on sales of properties, plus impairment of real estate assets, plus depreciation and amortization and after adjustments to record unconsolidated partnerships and joint ventures on the same basis. We believe that to further understand our performance, FFO should be compared with our reported net income and cash flows in accordance with GAAP, as presented in our consolidated financial statements.

Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, or as an indicator of our ability to make cash distributions.

QUARTERLY SAME STORE DATA (3) * 399 stores owned since 12/31/13 (unaudited)	April 1, 2015	April 1, 2014
	to	to		Percentage
(dollars in thousands)	June 30, 2015	June 30, 2014	Change	Change

Revenues:
Rental income	$75,003	$71,081	$3,922	5.5%
Tenant insurance commissions	2,756	2,394	362	15.1%
Other operating income	1,506	1,456	50	3.4%
Total operating revenues	79,265	74,931	4,334	5.8%

Expenses:
Payroll and benefits	6,791	6,586	205	3.1%
Real estate taxes	7,950	7,689	261	3.4%
Utilities	2,487	2,586	(99)	-3.8%
Repairs and maintenance	2,734	2,473	261	10.6%
Office and other operating expense	2,532	2,543	(11)	-0.4%
Insurance	1,014	1,017	(3)	-0.3%
Advertising & yellow pages	337	366	(29)	-7.9%
Internet marketing (1)	1,332	1,481	(149)	-10.1%
Total operating expenses	25,177	24,741	436	1.8%

Net operating income (4)	$54,088	$50,190	$3,898	7.8%

QTD Same store move ins	45,339	47,695	(2,356)

QTD Same store move outs	38,962	40,352	(1,390)

OTHER COMPARABLE QUARTERLY SAME STORE DATA * (unaudited)	April 1, 2015	April 1, 2014
	to	to		Percentage
	June 30, 2015	June 30, 2014	Change	Change
Stores owned since 12/31/12 (384 stores) (3)
Revenues	$74,266	$70,127	$4,139	5.9%
Expenses including internet advertising	23,554	23,129	425	1.8%
Net operating income (4)	$50,712	$46,998	$3,714	7.9%

Stores owned since 12/31/11 (356 stores) (3)
Revenues	$67,401	$63,774	$3,627	5.7%
Expenses including internet advertising	21,369	20,860	509	2.4%
Net operating income (4)	$46,032	$42,914	$3,118	7.3%
(3) Includes the stores owned and/or managed by the Company for the entire periods presented that are consolidated in our financial statements. Does not include unconsolidated joint ventures or other stores managed by the Company.

(4) Net operating income or "NOI" is a non-GAAP (generally accepted accounting principles) financial measure that we define as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income: interest expense, impairment and casualty losses, depreciation and amortization expense, acquisition related costs, general and administrative expense, and deducting from net income: income from discontinued operations, interest income, gain on sale of real estate, and equity in income of joint ventures. We believe that NOI is a meaningful measure of operating performance, because we utilize NOI in making decisions with respect to capital allocations, in determining current property values, and comparing period-to-period and market-to-market property operating results. NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income.

* See exhibits A and B for supplemental quarterly same store data.

YEAR TO DATE SAME STORE DATA (3) * 399 stores owned since 12/31/13 (unaudited)	January 1, 2015	January 1, 2014
	to	to		Percentage
(dollars in thousands)	June 30, 2015	June 30, 2014	Change	Change

Revenues:
Rental income	$146,852	$139,240	$7,612	5.5%
Tenant insurance commissions	5,397	4,704	693	14.7%
Other operating income	2,767	2,668	99	3.7%
Total operating revenues	155,016	146,612	8,404	5.7%

Expenses:
Payroll and benefits	13,538	13,136	402	3.1%
Real estate taxes	15,889	15,481	408	2.6%
Utilities	5,393	5,672	(279)	-4.9%
Repairs and maintenance	6,362	5,359	1,003	18.7%
Office and other operating expense	4,965	5,148	(183)	-3.6%
Insurance	2,029	2,116	(87)	-4.1%
Advertising & yellow pages	671	734	(63)	-8.6%
Internet marketing (1)	2,756	2,874	(118)	-4.1%
Total operating expenses	51,603	50,520	1,083	2.1%

Net operating income (4)	$103,413	$96,092	$7,321	7.6%

YTD Same store move ins	85,004	87,525	(2,521)

YTD Same store move outs	74,141	76,479	(2,338)

OTHER DATA	Same Store (3)		All Stores (5)
	2015	2014	2015	2014

Weighted average quarterly occupancy	92.1%	90.8%	91.4%	90.7%

Occupancy at June 30	92.7%	91.6%	92.2%	91.4%

Rent per occupied square foot	$12.15	$11.69	$12.28	$11.79

(5) Does not include unconsolidated joint venture stores or other stores managed by the Company

Investment in Storage Facilities: (unaudited)
The following summarizes activity in storage facilities during the six months ended June 30, 2015:

Beginning balance	$2,177,983
Property acquisitions	207,837
Improvements and equipment additions:
Expansions	4,028
Roofing, paving, and equipment:
Stabilized stores	6,740
Recently acquired stores	1,429
Change in construction in progress (Total CIP $4.9 million)	165
Dispositions and Impairments	(1,744)
Storage facilities at cost at period end	$2,396,438

Comparison of Selected G&A Costs (unaudited)	Quarter Ended
	June 30, 2015	June 30, 2014

Management and administrative salaries and benefits	5,720	5,604
Training	225	277
Call center	491	409
Uncle Bob's Management costs	105	114
Income taxes	617	331
Legal, accounting and professional	662	416
Other administrative expenses (6)	1,866	1,713
	$9,686	$8,864

(6) Other administrative expenses include office rent, travel expense, investor relations and miscellaneous other expenses.

Net rentable square feet	June 30, 2015
Wholly owned properties	29,909,957
Joint venture properties	5,190,512
Third party managed properties	1,361,434
	36,461,903

	June 30, 2015	June 30, 2014

Common shares outstanding	35,833,639	33,240,930
Operating Partnership Units outstanding	178,866	198,913

Exhibit A

Sovran Self Storage, Inc.

Same Store Performance Summary by Market
Three Months Ended June 30, 2015
(unaudited)

Market	Stores	Square Feet	Avg Qtrly Rent per Occupied Square Foot	Avg Quarterly Occupancy for the Three Months Ended June 30,		Revenue for the Three Months Ended June 30,			Expenses for the Three Months Ended June 30,			NOI for the Three Months Ended June 30,
				2015	2014	2015	2014	% Change	2015	2014	% Change	2015	2014	% Change

Houston-The Woodlands-Sugar Land, TX	40	3,069	$12.93	92.3%	94.0%	$9,605	9,101	5.5%	$3,277	$3,306	-0.9%	$6,328	5,795	9.2%
New England-CT-RI-NH-MA-ME	31	1,914	15.91	91.4%	89.8%	7,306	6,989	4.5%	2,229	2,121	5.1%	5,077	4,868	4.3%
Dallas-Fort Worth-Arlington, TX	20	1,374	11.06	94.8%	92.8%	3,741	3,525	6.1%	1,286	1,290	-0.3%	2,455	2,235	9.8%
Atlanta-Sandy Springs-Roswell, GA	20	1,353	11.32	93.0%	92.7%	3,834	3,594	6.7%	1,063	1,119	-5.0%	2,771	2,475	12.0%
Buffalo-Upstate, NY	19	1,255	12.37	92.6%	93.0%	3,784	3,533	7.1%	1,203	1,155	4.2%	2,581	2,378	8.5%
New York-Newark-Jersey City, NY-NJ-PA	18	1,068	21.75	91.9%	89.5%	5,565	5,290	5.2%	1,750	1,750	0.0%	3,815	3,540	7.8%
Austin-Round Rock, TX	15	1,170	12.17	90.3%	90.6%	3,374	3,210	5.1%	1,134	1,042	8.8%	2,240	2,168	3.3%
New Orleans-Lafayette, LA	14	813	11.18	93.2%	92.1%	2,239	2,224	0.7%	654	623	5.0%	1,585	1,601	-1.0%
Miami-Fort Lauderdale-West Palm Beach, FL	13	858	15.88	91.1%	92.2%	3,271	3,093	5.8%	930	975	-4.6%	2,341	2,118	10.5%
San Antonio-New Braunfels, TX	12	713	11.70	92.5%	89.7%	2,044	1,846	10.7%	660	660	0.0%	1,384	1,186	16.7%
Tampa-St. Petersburg-Clearwater, FL	12	747	12.88	94.9%	90.7%	2,429	2,271	7.0%	707	676	4.6%	1,722	1,595	8.0%
Virginia Beach-Norfolk-Newport News, VA	11	846	10.48	88.9%	86.2%	2,069	2,047	1.1%	686	635	8.0%	1,383	1,412	-2.1%
Phoenix-Mesa-Scottsdale, AZ	10	668	10.21	88.8%	83.9%	1,621	1,518	6.8%	498	544	-8.5%	1,123	974	15.3%
Chicago-Naperville-Elgin, IL	9	686	13.79	90.3%	88.1%	2,244	2,098	7.0%	827	842	-1.8%	1,417	1,256	12.8%
Cleveland-Elyria, OH	9	630	11.02	90.0%	90.8%	1,644	1,543	6.5%	517	462	11.9%	1,127	1,081	4.3%
Raleigh-Durham, NC	8	544	11.34	95.4%	93.2%	1,549	1,474	5.1%	368	362	1.7%	1,181	1,112	6.2%
Pensacola-Ferry Pass-Brent, FL	8	605	8.47	84.4%	80.9%	1,171	1,157	1.2%	435	499	-12.8%	736	658	11.9%
Jacksonville, FL	8	548	9.82	95.4%	91.6%	1,376	1,245	10.5%	450	453	-0.7%	926	792	16.9%
St. Louis, MO	8	515	12.17	91.8%	91.1%	1,515	1,460	3.8%	472	482	-2.1%	1,043	978	6.6%
Montgomery, AL	7	490	8.79	90.3%	89.3%	1,038	996	4.2%	332	310	7.1%	706	686	2.9%
Space Coast, FL	7	500	11.23	93.7%	92.3%	1,391	1,278	8.8%	402	374	7.5%	989	904	9.4%
Beaumont-Port Arthur, TX	7	428	12.27	96.6%	92.4%	1,343	1,258	6.8%	462	389	18.8%	881	869	1.4%
Charlotte-Concord-Gastonia, NC	7	427	10.94	95.8%	94.0%	1,195	1,085	10.1%	330	351	-6.0%	865	734	17.8%
Jackson, MS	6	404	10.87	92.0%	92.4%	1,058	998	6.0%	298	293	1.7%	760	705	7.8%
Cape Coral-Fort Myers, FL	6	313	10.72	94.2%	83.3%	848	710	19.4%	280	267	4.9%	568	443	28.2%
Chattanooga, TN-GA	5	353	10.45	90.3%	91.0%	878	841	4.4%	307	305	0.7%	571	536	6.5%
Youngstown-Warren-Boardman, OH-PA	5	337	8.54	91.7%	91.5%	702	674	4.2%	240	213	12.7%	462	461	0.2%
Birmingham-Hoover, AL	5	313	8.16	88.0%	84.6%	606	556	9.0%	222	212	4.7%	384	344	11.6%
Columbia, SC	5	292	9.77	94.6%	90.1%	723	672	7.6%	276	268	3.0%	447	404	10.6%
Other markets	54	3,591	10.25	92.4%	91.0%	9,102	8,645	5.3%	2,882	2,763	4.3%	6,220	5,882	5.7%

Portfolio Total	399	26,824	$12.15	92.1%	90.8%	$79,265	$74,931	5.8%	$25,177	$24,741	1.8%	$54,088	$50,190	7.8%

Properties owned since 12/31/13 (detail shown above)	399	26,824	12.15	92.1%	90.8%	79,265	74,931	5.8%	25,177	24,741	1.8%	54,088	50,190	7.8%
Properties owned since 12/31/12	384	25,720	11.84	92.2%	91.0%	74,266	70,127	5.9%	23,554	23,129	1.8%	50,712	46,998	7.9%
Properties owned since 12/31/11	356	23,538	11.74	92.1%	91.2%	67,401	63,774	5.7%	21,369	20,860	2.4%	46,032	42,914	7.3%

Dollars in thousands except for average quarterly rent per occupied square foot. Square feet in thousands.
List includes markets where the Company has five or more stores.

Exhibit B

Sovran Self Storage, Inc.

Same Store Performance Summary by State
Three Months Ended June 30, 2015
(unaudited)

State	Stores	Square Feet	Avg Qtrly Rent per Occupied Square Foot	Avg Quarterly Occupancy for the Three Months Ended June 30,		Revenue for the Three Months Ended June 30,			Expenses for the Three Months Ended June 30,			NOI for the Three Months Ended June 30,
				2015	2014	2015	2014	% Change	2015	2014	% Change	2015	2014	% Change

Alabama	22	1,617	$8.82	90.1%	89.1%	$3,485	$3,276	6.4%	$1,048	$1,002	4.6%	$2,437	$2,274	7.2%
Arizona	10	668	10.21	88.8%	83.9%	1,621	1,518	6.8%	498	544	-8.5%	1,123	974	15.3%
Colorado	1	55	14.18	92.3%	92.3%	189	173	9.2%	62	70	-11.4%	127	103	23.3%
Connecticut	8	640	19.38	90.9%	84.7%	2,904	2,750	5.6%	789	767	2.9%	2,115	1,983	6.7%
Florida	61	4,033	11.75	92.4%	89.2%	11,655	10,813	7.8%	3,605	3,619	-0.4%	8,050	7,194	11.9%
Georgia	28	1,948	10.85	92.6%	91.6%	5,252	4,919	6.8%	1,534	1,582	-3.0%	3,718	3,337	11.4%
Illinois	9	686	13.79	90.3%	88.1%	2,244	2,098	7.0%	827	842	-1.8%	1,417	1,256	12.8%
Louisiana	14	813	11.18	93.2%	92.1%	2,239	2,224	0.7%	654	623	5.0%	1,585	1,601	-1.0%
Maine	2	114	13.88	93.0%	95.8%	385	377	2.1%	99	101	-2.0%	286	276	3.6%
Maryland	3	139	16.53	94.2%	91.1%	561	534	5.1%	195	172	13.4%	366	362	1.1%
Massachusetts	13	694	15.03	92.3%	92.4%	2,561	2,492	2.8%	867	801	8.2%	1,694	1,691	0.2%
Mississippi	12	916	9.88	91.3%	91.5%	2,188	2,091	4.6%	641	618	3.7%	1,547	1,473	5.0%
Missouri	8	515	12.17	91.8%	91.1%	1,515	1,460	3.8%	472	482	-2.1%	1,043	978	6.6%
New Hampshire	4	260	12.56	90.7%	92.1%	777	735	5.7%	233	224	4.0%	544	511	6.5%
New Jersey	4	253	17.83	88.0%	83.7%	1,087	1,003	8.4%	391	376	4.0%	696	627	11.0%
New York	33	2,070	16.53	92.8%	92.3%	8,262	7,820	5.7%	2,562	2,529	1.3%	5,700	5,291	7.7%
North Carolina	19	1,153	10.58	95.7%	93.8%	3,095	2,902	6.7%	846	860	-1.6%	2,249	2,042	10.1%
Ohio	16	1,113	10.19	91.7%	91.5%	2,752	2,602	5.8%	884	798	10.8%	1,868	1,804	3.5%
Pennsylvania	4	220	10.27	90.8%	94.8%	534	539	-0.9%	180	178	1.1%	354	361	-1.9%
Rhode Island	4	206	13.51	89.6%	90.5%	679	636	6.8%	241	230	4.8%	438	406	7.9%
South Carolina	8	447	10.84	95.4%	91.5%	1,235	1,160	6.5%	440	414	6.3%	795	746	6.6%
Tennessee	4	291	10.72	89.4%	92.8%	733	719	1.9%	263	262	0.4%	470	457	2.8%
Texas	94	6,754	12.24	92.7%	92.6%	20,107	18,937	6.2%	6,820	6,681	2.1%	13,287	12,256	8.4%
Virginia	18	1,219	11.17	89.3%	86.7%	3,205	3,153	1.6%	1,026	966	6.2%	2,179	2,187	-0.4%

Portfolio Total	399	26,824	$12.15	92.1%	90.8%	$79,265	$74,931	5.8%	$25,177	$24,741	1.8%	$54,088	$50,190	7.8%

Dollars in thousands except for average quarterly rent per occupied square foot. Square feet in thousands.

Exhibit C

Sovran Self Storage, Inc.

Debt Maturity Schedule
June 30, 2015
(unaudited)

			Current
	Maturity	Basis of	Interest
(dollars in thousands)	Date	Rate	Rate (1)	2015	2016	2017	2018	2019	Thereafter	Total

Line of credit	Dec-2019	Variable	1.49%	$-	$-	$-	$-	$96,000	$-	$96,000

Term note	Apr-2016	Fixed	6.38%	-	150,000	-	-	-	-	150,000
Term note	Jun-2020	Swapped to fixed	3.77%	-	-	-	-	-	125,000	125,000
Term note	Jun-2020	Swapped to fixed	3.01%	-	-	-	-	-	100,000	100,000
Term note	Jun-2020	Swapped to fixed	2.77%	-	-	-	-	-	100,000	100,000
Term note	Aug-2021	Fixed	5.54%	-	-	-	-	-	100,000	100,000
Term note	Apr-2024	Fixed	4.53%	-	-	-	-	-	175,000	175,000
Mortgage note	May-2026	Fixed	5.99%	68	142	151	160	170	1,370	2,061

				$68	$150,142	$151	$160	$96,170	$601,370	$848,061
(1) Rate as of June 30, 2015 based on existing debt rating. Interest rates shown do not include amortization of financing fees and facility fees which are expected to be $1.2 million in 2015.

Exhibit D

Sovran Self Storage, Inc.

Certificate of Occupancy Performance Summary
June 30, 2015
(unaudited)
(dollars in thousands)

Market	Acquired	# of Stores	Cost	Net Rentable Square Feet	Occupancy at June 30,		Revenue for the Three Months Ended June 30,		Expenses for the Three Months Ended June 30,		NOI for the Three Months Ended June 30,
					2015	2014	2015	2014	2015	2014	2015	2014

Chicago, IL	May-2014	1	$5,500	52,740	86.4%	13.9%	$141	$11	$62	$28	$79	$(17)
Chattanooga, TN	Sep-2014	1	6,550	57,260	85.5%	0.0%	123	-	56	-	67	-
Chicago, IL	Nov-2014	1	5,750	81,070	54.1%	0.0%	68	-	82	-	(14)	-
Chicago, IL	Mar-2015	1	8,690	60,649	17.8%	0.0%	19	-	57	-	(38)	-
Phoenix, AZ	Jun-2015	1	7,904	64,460	36.4%	0.0%	26	-	50	-	(24)	-
Boston, MA	Jun-2015	1	10,291	65,391	0.0%	0.0%	-	-	6	-	(6)	-

		6	$44,685	381,570			$377	$11	$313	$28	$64	$(17)

CONTACT:
Sovran Self Storage, Inc.
Diane Piegza, Vice President
Investor Relations & Community Affairs
716-650-6115